Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-226871) and Form S-8 (File No. 333-224152), of our report dated February 19, 2019 with respect to the audited consolidated financial statements of ADOMANI, Inc., included in the Annual Report on Form 10-K of ADOMANI, Inc. for the year ended December 31, 2018.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 19, 2019